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                                                                       EXHIBIT 8

                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                             734 15th Street, N.W.
                            Washington, D.C.  20005
                            Telephone (202) 347-0300

                                August 5, 1997

Board of Directors
Ocwen Financial Corporation
The Forum, Suite 1000
1675 West Palm Beach Boulevard
West Palm Beach, Florida 33401

    Re: Registration Statement on Form S-1;
        File Nos. 333-28889 and 333-28889-01

Ladies and Gentlemen:

    As special federal tax counsel to Ocwen Capital Trust I (the "Issuer") and Ocwen Financial Corporation in connection with the issuance by the Issuer of up to $125,000,000 of its Capital Securities pursuant to the prospectus (the "Prospectus") contained in the above-captioned Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and assuming the operative documents described in the Prospectus will be performed in accordance with the terms described therein, we hereby confirm to you our opinion as set forth under the heading "Certain United States Federal Income Tax Consequences" in the Prospectus, subject to the limitations set forth therein.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Certain United States Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                             Very truly yours,

                             ELIAS, MATZ, TIERNAN & HERRICK L.L.P

                             By: /s/Gerard L. Hawkins
                                 -----------------------------------
                                 Gerard L. Hawkins, a Partner